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                                                        September 26, 1996 Draft
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                 [Morris, Nichols, Arsht & Tunnell Letterhead]



                               September __, 1996



Muldoon, Murphy & Faucette
5101 Wisconsin Avenue, N.W.
Washington, DC  20016

Ladies and Gentlemen:

     You have requested our opinion concerning certain matters of Delaware law in connection with (i) the conversion of First Federal Savings Bank of America (the "Bank"), from the mutual form of ownership to stock form of ownership (the "Conversion"), and (ii) the subscription and community offering (the "Offering"), in connection with the Conversion, by FIRSTFED AMERICA BANCORP, INC., a Delaware corporation (the "Company"), of up to 8,067,250 shares of its common stock, par value $.01 per share (the "Common Stock"), and (iii) the sale of ______ shares of Common Stock (the "Foundation Shares") to The FirstFed Savings Bank of America Foundation (the "Foundation") pursuant to the Charitable Gift to The FirstFed Savings Bank of America Foundation dated as of ____________ ___, 1996 by the Company (the "Gift Instrument").

     In connection with your request for our opinion, you have provided to us, and we have reviewed, the Company's certificate of incorporation (the "Company Certificate of Incorporation"), its by-laws, the Registration Statement filed with the Securities and
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Muldoon, Murphy & Faucette
September   , 1996
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Exchange Commission in connection with the Offering (the "Registration
Statement"), including the prospectus constituting a part thereof (the "Prospectus"), a consent of the sole incorporator of the Company, resolutions of the Board of Directors of the Company (the "Board") concerning, inter alia, the
                                                                ----- ----
organization of the Company, the Offering, the Gift Instrument (including the issuance of shares of Common Stock to the Foundation) and the designation of a Pricing Committee of the Board (the "Pricing Committee"), the form of stock certificate approved by the Board to represent shares of Common Stock, the Foundation's certificate of incorporation (the "Foundation Certificate of Incorporation"), its by-laws, a consent of the sole incorporator of the Foundation, and the Gift Instrument. We have also obtained certificates of the Delaware Secretary of State as to the Company's and the Foundation's good standing as Delaware corporations. Capitalized terms used but not defined herein shall have the meanings given them in the Company Certificate of Incorporation.

     We understand that a wholly-owned subsidiary of the Company (the "Subsidiary") will loan to the Bank's Employee Stock Ownership Plan (the "ESOP") the funds the ESOP will use to purchase the shares of Common Stock for which the ESOP has subscribed as part of the Offering. The Subsidiary will receive the funds necessary to make such loan by way of a capital contribution by the Company to the Subsidiary (the "Capital Contribution"). In this
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Muldoon, Murphy & Faucette
September   , 1996
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regard, we have assumed, for purposes of rendering the opinion set forth in paragraph 2 below, that: (a) the board of directors of the Subsidiary has duly authorized the loan to the ESOP (the "Loan") and the Board has duly authorized the Capital Contribution; (b) the Loan serves a valid corporate purpose of the Subsidiary and the Capital Contribution serves a valid corporate purpose of the Company; (c) the Loan will be made at an interest rate and on other terms that are fair to the Subsidiary; (d) the terms of the Loan will be set forth in customary and appropriate documents including, without limitation, a promissory note representing the indebtedness of the ESOP to the Subsidiary as a result of the Loan; and (e) the Capital Contribution, the closing for the Loan and for the sale of Common Stock to the ESOP will be held after the closing for the sale of the other shares of Common Stock sold in the Offering and the receipt by the Company of the proceeds thereof.

     We call your attention to the fact that the opinions expressed herein are limited in all respects to matters of Delaware corporate law. We express no opinion concerning the requirements of any other law, rule or regulation, state or federal, applicable to the Bank, the Company, the Foundation, the Offering, or the Conversion, including, without limitation, those applicable to federally insured savings banks or their holding companies.

     Based upon and subject to the foregoing, it is our opinion that:
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Muldoon, Murphy & Faucette
September   , 1996
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     1.  The Company has been duly organized and is validly existing in good standing as a corporation under the laws of the State of Delaware, with the corporate power and authority to own its property and conduct its business as now conducted as described in the Prospectus.

     2. Upon the due adoption by the Pricing Committee of a resolution fixing the number of shares of Common Stock to be sold in the Offering, the Common Stock to be issued in the Offering (including the shares to be issued to the ESOP) will be duly authorized and, when such shares are sold and paid for in accordance with the terms set forth in the Prospectus and such resolution of the Pricing Committee, and certificates representing such shares in the form provided to us are duly and properly issued, will be validly issued, fully paid and nonassessable, with no personal liability for the payment of the Company's debts arising solely by virtue of the ownership thereof; such issuance and sale will not be in violation of or subject to any preemptive rights provided for by Delaware law or by the Company Certificate of Incorporation.

     3. The Foundation has been duly organized and is validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with the corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Prospectus.
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Muldoon, Murphy & Faucette
September   , 1996
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     4.  No approvals of any Delaware governmental agency, bureau, commission, department or other organization is required to establish the Foundation and to issue and sell the Foundation Shares to the Foundation as described in the Prospectus pursuant to the Gift Instrument; provided, however, that we express
                                            --------  -------
no opinion with respect to the Delaware Securities Act (6 Del. C. (S) 7301 et.
                                                          ---- --          --
seq.).
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     5.  The Foundation Shares have been duly and validly authorized for issuance and sale, and when issued and delivered by the Company as provided in the Gift Instrument against payment therefor, and a certificate representing such shares in the form provided to us is duly and properly issued, such shares will be duly and validly issued, fully paid and nonassessable, with no personal liability for the payment of the Company's debts arising solely by virtue of the ownership thereof; such issuance and sale will not be in violation of or subject to any preemptive rights provided for by Delaware law or by the Company Certificate of Incorporation.

     The following provisions of the Company Certificate of Incorporation may not be given effect by a court applying Delaware law, but in our opinion the failure to give effect to such provisions will not affect the duly authorized, validly issued, fully paid and nonassessable status of the Common Stock:
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Muldoon, Murphy & Faucette
September   , 1996
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     (a) Subsections C.3 and C.6 of Article FOURTH and Section D of Article
EIGHTH, which grant the Board the authority to construe and apply the provisions of those Articles, subsection C.4 of Article FOURTH, to the extent that provision obligates any person to provide to the Board the information such subsection authorizes the Board to demand, and the provision of Section C.7 of Article EIGHTH empowering the Board to determine the Fair Market Value of property offered or paid for the Company's stock by an Interested Stockholder, to the extent, if any, that a court applying Delaware law were to impose equitable limitations upon the authority of the directors of the Company under such provisions.
     (b) Article NINTH of the Company Certificate of Incorporation, which purports to permit the Board to consider the effect of any offer to acquire the Company on constituencies other than stockholders in evaluating any such offer.

                                          Very truly yours,